UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

TESORO LOGISTICS LP

(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Parkway San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On August 21, 2015, Tesoro Logistics LP (the “Partnership”) and Tesoro Logistics GP, LLC, the general partner of the Partnership (the “General Partner”), entered into an Equity Distribution Agreement (the “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (the “Managers”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through the Managers, as the Partnership’s sales agents, common units representing limited partner interests in the Partnership having an aggregate offering price of up to $750,000,000 (the “Common Units”). Sales of the Common Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed by the Partnership and the Managers.

Under the terms of the Agreement, the Partnership may also sell Common Units from time to time to the Managers as principals for their own accounts at a price to be agreed upon at the time of sale. Any sale of Common Units to a Manager as principal would be pursuant to the terms of a separate terms agreement between the Partnership and such Manager.

The Partnership intends to use the net proceeds of any sales pursuant to the Agreement, after deducting the Managers’ commissions and the Partnership’s offering expenses, for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital.

The Common Units will be issued pursuant to the Partnership’s effective Registration Statement on Form S-3 (Registration No. 333-206168).

The Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner, including obligations of the Partnership and the General Partner to indemnify the Managers for certain liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Managers may be required to make because of any of those liabilities.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

The Managers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Managers and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Partnership, for which they received or will receive customary fees and expense reimbursement. Affiliates of the Managers are lenders under the Partnership’s credit facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1*	Equity Distribution Agreement, dated August 21, 2015, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC and Citigroup Global Markets Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

5.1*	Opinion of Norton Rose Fulbright US LLP regarding the validity of the securities.

8.1*	Opinion of Norton Rose Fulbright US LLP relating to tax matters.

23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1 hereto).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2015

TESORO LOGISTICS LP

By: Tesoro Logistics GP, LLC,
Its general partner

By:	/s/ Steven M. Sterin
Name:	Steven M. Sterin
Title:	Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

1.1*	Equity Distribution Agreement, dated August 21, 2015, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC and Citigroup Global Markets Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

5.1*	Opinion of Norton Rose Fulbright US LLP regarding the validity of the securities.

8.1*	Opinion of Norton Rose Fulbright US LLP relating to tax matters.

23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1 hereto).

*	Filed herewith